Exhibit 10.3

AMENDMENT 2014-6
NORDSTROM 401(k) PLAN & PROFIT SHARING
(2014 Restatement)

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) is hereby amended as follows, pursuant to Plan Section 15.2, to allow Eligible Employees whose employment transfers from Nordstrom, Inc. (the “Company”) or any related entity that has specifically adopted the Plan (an “Employer”) to Nordstrom Retail Canada, Inc., Nordstrom Puerto Rico LLC or certain other related entities that have not specifically adopted the Plan the opportunity to receive pro-rated Employer Profit Sharing Contributions and/or Employer Matching Contributions based on their Compensation from the Employer and Elective Deferrals made while employed by the Employer, effective commencing January 1, 2014:

1.    Section 2.31 (“Non-Adopting Employer”) is added to the Plan as follows:

“Non-Adopting Employer means any of the following:

(a)    Nordstrom Retail Canada, Inc;

(b)    Nordstrom Puerto Rico LLC; and

(c)    any other entity that is required to be aggregated with an Employer under Code §§ 414(b), (c), (m) or (o) but is not an Employer because such entity has not adopted this Plan, and which has specifically been identified as a Non-Adopting Employer in written action taken by the Executive Vice President Human Resources.”

2.    Section 5.1.-3 (Mid-Year Terminations) is amended by deleting the last sentence of such section and replacing it with the following:

“Any other Participant whose employment with the Employer terminates during a Plan Year, except as otherwise provided in 5.1-7 below, and any year-end active Participant who fails to meet the Year of Service requirement, shall not share in the Employer Profit Sharing Contribution or forfeiture allocation for that year, unless required by 12.4 if the Plan is ‘top heavy.’”

3.    Section 5.1-7 (Mid-Year Transfers) is added to the Plan as follows:

“Mid-Year Transfers. Notwithstanding anything in 5.1 to the contrary, and solely for Employer Profit Sharing Contribution eligibility purposes, a Participant who ceases to be an Eligible Employee during a Plan Year due to a transfer of employment from an Employer to a Non-Adopting Employer and who during such Plan Year accumulated a Year of Service as an Employee (considering combined service with the Employer and the Non-Adopting Employer), but would not receive an Employer Profit Sharing Contribution for such Plan Year pursuant to 5.1-3 on account of the transfer, will be deemed to be an Eligible Employee as of the end of such Plan Year and will therefore be eligible to receive an Employer Profit Sharing Contribution for such Plan Year, so long as such Participant remains employed by the Non-Adopting Employer as of the last day of the Plan Year. Such Participant’s Employer Profit Sharing Contribution will be based on the Participant’s Compensation for the portion of the Plan Year that the Participant was employed by the Employer.”

4.    Section 5.4-3 (Mid-Year Terminations) is amended by adding the phrase “, except as otherwise provided in Section 5.4-6, below” at the end of such section.

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5.    Section 5.4-6 (Mid-Year Transfers) is added to the Plan as follows:

“Mid-Year Transfers. Notwithstanding anything in 5.4 to the contrary, and solely for Employer Matching Contribution eligibility purposes, a Participant whose ceases to be an Eligible Employee during a Plan Year due to a transfer of employment from an Employer to a Non-Adopting Employer and who during such Plan Year accumulated a Year of Service as an Employee (considering combined service with the Employer and the Non-Adopting Employer), but would not receive an Employer Matching Contribution for such Plan Year pursuant to 5.4-3 on account of the transfer, will be deemed to be an Eligible Employee as of the end of such Plan Year and will therefore be eligible to receive an Employer Matching Contribution for such Plan Year, so long as such Participant remains employed by the Non-Adopting Employer as of the last day of the Plan Year. Such Participant’s Employer Matching Contribution will be based on the Participant’s Compensation and Elective Deferrals for the portion of the Plan Year that the Participant was employed by the Employer.”

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IN WITNESS WHEREOF, pursuant to proper authority, this Amendment 2014-6 has been executed on behalf of the Company this ________ day of ________________, 2014.

NORDSTROM, INC.

By:_____________________
Kathy Way
Title:    Vice President Benefits

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